UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 29, 2008, TransDigm Group Incorporated and each of Messrs. Gregory Rufus, Chief Financial Officer of the Company, and Raymond Laubenthal, President and Chief Operating Officer of the Company, entered into amended and restated employment agreements. The agreements amend those certain employment agreements between Messrs. Rufus and Laubenthal, respectively, and the Company dated November 18, 2005, to make certain changes made advisable in light of the regulations promulgated under Section 409A of the Internal Revenue Code.

Copies of the amendments to the employment agreements of Mr. Rufus and Mr. Laubenthal are attached to this Report as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

Exhibit No. 10.1	Amended and Restated Employment Agreement between TransDigm Group Incorporated and Gregory Rufus, dated October 29, 2008.

Exhibit No. 10.2	Amended and Restated Employment Agreement between TransDigm Group Incorporated and Raymond Laubenthal, dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President and Chief Financial Officer

Date: October 30, 2008

Exhibit Index

Exhibit No. 10.1	Amended and Restated Employment Agreement between TransDigm Group Incorporated and Gregory Rufus, dated October 29, 2008.

Exhibit No. 10.2	Amended and Restated Employment Agreement between TransDigm Group Incorporated and Raymond Laubenthal, dated October 29, 2008.